UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Cohen & Steers, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 27, 2020

Dear Fellow Shareholders:
It is our pleasure to invite you to the Cohen & Steers, Inc. 2020 Annual Meeting of Shareholders to be held on Thursday, May 7, 2020, beginning at 9:00 am local time.
The Annual Meeting will be a virtual meeting of shareholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting, which will be held via live audio webcast and may be accessed by visiting http://www.virtualshareholdermeeting.com/CNS2020.
The accompanying materials include the notice of annual meeting, the proxy statement, and the 2019 annual report to shareholders, which includes the company’s Annual Report on Form 10-K for the year ended December 31, 2019. The proxy statement describes the business that the company will conduct at the Annual Meeting and provides information about the company.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we ask you to please cast your vote. You can vote your shares by Internet, telephone, mail, or online during the Annual Meeting.
We look forward to your attendance at the Annual Meeting.
Sincerely,

Martin Cohen Chairman	Robert H. Steers Chief Executive Officer

March 27, 2020

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2020
Dear Shareholders:
Cohen & Steers, Inc. will hold its 2020 Annual Meeting of Shareholders virtually via live audio webcast at http://www.virtualshareholdermeeting.com/CNS2020 on Thursday, May 7, 2020, beginning at 9:00 a.m. local time. At the Annual Meeting, the company will ask you to:

(1)	Elect as directors the nine nominees named in the proxy statement to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

(2)	Ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2020;

(3)	Approve, in a non-binding advisory vote, the compensation of the company’s named executive officers; and

(4)	Consider any other business that is properly presented at the Annual Meeting.
As permitted under the “Notice and Access” rules adopted by the Securities and Exchange Commission, the company is primarily furnishing the proxy materials to its shareholders by Internet rather than mailing paper copies of the materials to each shareholder. Therefore, most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions about how to access the proxy materials by Internet, how to vote your shares, and how to request a paper or electronic copy of the proxy materials. The company believes electronic delivery should expedite the receipt of materials, significantly lower costs, and help conserve natural resources.

Whether you receive the Notice or paper copies of the proxy materials, the company will make available for review online the proxy statement, the annual report to shareholders, and any amendments to the foregoing that are required to be furnished to shareholders, as further described in the instructions contained in the Notice and proxy card. You may also view the proxy materials at https://materials.proxyvote.com/19247A.

The Board of Directors of Cohen & Steers, Inc. has fixed the close of business on March 12, 2020 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments or postponements thereof. A list of these shareholders will be available electronically during the Annual Meeting at http://www.virtualshareholdermeeting.com/CNS2020 when you enter your 16-digit Control Number.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, the company asks that you please cast your vote. You can vote your shares by Internet, telephone, mail, or online during the Annual Meeting.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
These proxy materials are being delivered in connection with the solicitation by the Board of Directors (the “Board”) of Cohen & Steers, Inc., a Delaware corporation (the “company,” “we,” “our,” or “us”), of proxies to be voted at the company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof.
You are invited to attend the Annual Meeting on Thursday, May 7, 2020, beginning at 9:00 a.m. local time. The Annual Meeting will be a virtual meeting of shareholders. You will be able to attend the 2020 Annual Meeting, vote your shares electronically and submit your questions during the meeting, which will be held via live audio webcast and may be accessed by visiting http://www.virtualshareholdermeeting.com/CNS2020. To participate in the meeting, you must have your 16-digit Control Number included in the Notice, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the 2020 Annual Meeting in person.
We expect the proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) to be mailed and/or made available to each shareholder eligible to vote on or about March 27, 2020.
Items to be Voted on at the Annual Meeting
The following proposals will be voted on at the Annual Meeting:

•	Item 1: the election as directors of the nine nominees named in this proxy statement;

•	Item 2: the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2020;

•	Item 3: the approval, in a non-binding advisory vote, of the compensation of the company’s named executive officers; and

•	Item 4: any other business that is properly presented at the Annual Meeting.
Board Recommendations
The Board recommends that you vote:

•	“FOR” each of the nine director nominees named in this proxy statement;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2020; and

•	“FOR” the approval of the compensation of the company’s named executive officers.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2020
Under rules adopted by the Securities and Exchange Commission (the “SEC”), the company is furnishing proxy materials to its shareholders primarily by Internet. We believe this process should expedite shareholders’ receipt of the proxy materials, lower the costs of the Annual Meeting, and help conserve natural resources. On or about March 27, 2020, we expect to mail the Notice to most of our shareholders. The Notice includes instructions about how to access and view the proxy materials, including this proxy statement and the company’s annual report to shareholders, online and instructions about how to vote by Internet, telephone, mail, or online during the Annual Meeting. The Notice also includes instructions about how to request a paper or electronic copy of the proxy materials. If you received the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one. If you received a paper copy of the proxy materials, you can also view these materials online by following the instructions contained in the Notice and proxy card. The proxy materials are available at www.proxyvote.com and https://materials.proxyvote.com/19247A.

Shareholders Entitled to Vote
Shareholders of record at the close of business on March 12, 2020 are entitled to vote at the Annual Meeting. As of March 12, 2020, 47,756,099 shares of the company’s common stock, par value $0.01 per share, were outstanding. Holders of the company’s common stock are entitled to one vote per share.
Virtual Meeting Format
Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and other participants, this year's Annual Meeting will be a virtual meeting of shareholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages of a physical meeting and shareholders will be able to present questions online during the meeting.
Participation in the Virtual Meeting
To participate in the Annual Meeting, you must have your 16-digit Control Number that is included in the Notice, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/CNS2020. You will be able to submit questions during the meeting by typing in your question into the "ask a question" box on the meeting page. Should you require technical assistance, support will be available by dialing 800-586-1548 (U.S.) or 303-562-9288 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. This Proxy Statement contains information about the items shareholders will vote on at the Annual Meeting.
Rights Afforded to Virtual Meeting Participants
The virtual meeting format for the Annual Meeting will enable full and equal participation by attending shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience:

•	providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
How to Vote
Shareholders who hold their shares directly may vote as follows prior to the Annual Meeting:

•	By mail: Shareholders can sign, date, and return their proxy cards by mail using the pre-addressed, postage-paid envelope that is provided.
OR

•
By Internet: Shareholders can vote at www.proxyvote.com 24 hours a day, seven days a week. Instructions are provided in the Notice and proxy card. The Internet voting system is a secure method of voting, and your vote will be recorded accurately. You will need the 16-digit Control Number included in the Notice and proxy card to vote online. If you vote by Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	By telephone: Shareholders can vote by telephone by calling 1-800-690-6903. You will need the 16-digit Control Number included in the Notice and proxy card to vote by telephone.
All proxies that have been properly signed and returned and not revoked will be voted in accordance with the instructions provided. If you sign and return your proxy but do not provide voting instructions, the shares represented by such proxy will be voted as recommended by the Board.

If your shares are held indirectly through an account with a bank or broker, you will receive from your bank or broker an instruction card and information about how to give voting instructions to them.
Voting at the Annual Meeting
If you virtually attend the Annual Meeting, you can vote online during the Annual Meeting, even if you have previously returned a proxy or otherwise voted. You will need your 16-digit Control Number that is included in the Notice, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials in order to be able to enter the Annual Meeting and to vote during the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Voting on Other Matters
If you sign and return your proxy, and if any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date we filed this proxy statement, we were not aware of any other matters to be raised at the Annual Meeting.
Revocation of Proxies
You may revoke your proxy any time before voting is declared closed at the Annual Meeting. You may revoke your proxy by sending a signed proxy card with a later date before voting is declared closed or by voting online during the Annual Meeting. You may also revoke your proxy by voting a new proxy, by telephone or Internet, or by providing written notice of revocation to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.
If your proxy is not properly revoked, we will vote your shares as indicated in your most recent valid proxy.
Required Vote
The presence or representation by proxy of the holders of a majority in voting power of the company’s issued and outstanding common stock and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power for a proposal and has not received instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) rules, if you do not instruct your broker how to vote with respect to Items 1 or 3, your broker may not vote your shares with respect to such proposals. There cannot be any broker non-votes with respect to Item 2 because brokers have discretion under the NYSE rules to vote uninstructed shares on such proposals.
With respect to Item 1, in an uncontested election of directors, to be elected, a director nominee must receive a majority of the votes cast by holders of the company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (a “majority vote”). Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of the election. In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by holders of the company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Under the company’s bylaws, a “contested election” is an election in which, as of the tenth day preceding the date the company first transmits the notice of meeting for such annual meeting to its shareholders or at any time thereafter, the number of nominees for director is greater than the number to be elected.
In the event of an uncontested election, each incumbent director standing for re-election at the Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board, if such director does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the shareholder vote.
If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may either (i) fill the resulting vacancy pursuant to the company’s bylaws or (ii) decrease the size of the Board to eliminate the vacancy.
The affirmative vote of the holders of a majority in voting power of the company’s outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters is required to approve Item 2 (ratification of the company’s independent registered public accounting firm) and Item 3 (approval of the compensation of the company’s named executive officers). If you abstain from voting on Items 2 or 3, it will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of Item 3. Items 2 and 3 are advisory in nature and are non-binding.
Cost of Proxy Solicitation
We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, facsimile, or other electronic transmission by our directors, officers, and employees, without additional compensation. We will reimburse brokers and other custodians, nominees, and fiduciaries that forward soliciting materials to beneficial owners of stock held of record by such entities.
Householding
In order to reduce printing and postage costs, we have undertaken an effort to deliver a single copy of the proxy materials to multiple shareholders of record sharing an address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing an address. If your household received a single copy of the proxy materials, we will promptly deliver a separate copy of these materials to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. If your household receives multiple copies of the proxy materials, and you wish to request delivery of a single copy, you may contact our Corporate Secretary as set forth above. Even if householding is used, a separate proxy card will be provided to each shareholder of record. Each proxy card should be signed, dated, and returned to the company.
Voting Results
Broadridge Financial Solutions, Inc. (“Broadridge”) will act as the company’s inspector of election and independent tabulating agent. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots, and voting tabulations confidential. However, we permit Broadridge to examine these documents. We have instructed Broadridge to forward us any written comments included in a proxy card.
Annual Report
We make available free of charge on our website at www.cohenandsteers.com, under “Company–Investor Relations–SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments thereto as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. In addition, we will provide free of charge to each shareholder upon written request a copy of our Annual Reports on Form 10-K (including our consolidated financial statements, schedules, and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments thereto. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. Copies can also be accessed electronically on the SEC’s website at www.sec.gov. The company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the company’s 2019 annual report to shareholders are not part of the proxy solicitation materials.

ITEM ONE
ELECTION OF DIRECTORS
The company’s amended and restated certificate of incorporation and bylaws provide that the Board will consist of that number of directors as determined from time to time by resolution of the Board. The number of directors is currently fixed at nine. Acting upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the nine individuals listed below for election as directors to hold office until the next annual meeting of shareholders and the election and qualification of their successors. All such nominees are currently directors of the company.
The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the nine director nominees. All nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee is unavailable or unable to serve, the shares represented by all valid proxies will be voted by the person(s) acting under said proxy in accordance with the recommendation of the Board.
Nominee Information
When considering director nominees, the Board and the Nominating Committee consider each nominee’s experience, qualifications, attributes, and skills. With respect to Dr. Aggarwal, the Board considered her expertise relating to corporate governance, capital raising, global financial markets, and securities market regulation. With respect to Mr. Connor, the Board considered his experience in the investment banking industry where he advised companies across a wide range of industries as well as his current role as the chief financial officer of a publicly-traded company. With respect to Mr. Rhein, the Board considered his background in accounting matters, which includes specialization in the real estate sector, as well as his previous long-term membership on the board of directors of a publicly-traded real estate investment trust. With respect to Mr. Simon, the Board considered the broad perspective brought by his experience directing the research and analysis of companies across a wide range of industries. With respect to Ms. Smith, the Board considered her extensive management experience at a financial services company and her expertise in human resources matters and personnel management. With respect to Mr. Villani, the Board considered his background in the investment management industry, including his experience as the chief executive officer of a large global investment management firm. With respect to Mr. Cohen, Mr. Steers, and Mr. Harvey, the Board considered their knowledge and many years of experience with the company, including Mr. Cohen’s and Mr. Steers’ founding of the company.
Set forth below are the names of each director nominee, their ages and positions with the company, the years they became directors, and their biographical information.

Name	Age	Position
Martin Cohen	71	Chairman and director
Robert H. Steers	67	Chief executive officer and director
Joseph M. Harvey	56	President and director
Reena Aggarwal	62	Director
Frank T. Connor	60	Director
Peter L. Rhein	78	Director
Richard P. Simon	74	Director
Dasha Smith	46	Director
Edmond D. Villani	73	Director
Martin Cohen, a director since August 2004, is the chairman of the Board. Mr. Cohen served with Mr. Steers as the company’s co-chief executive officer and co-chairman until 2014 and then served as executive chairman until his retirement from the company in February 2016. Prior to co-founding the firm in 1986 with Mr. Steers, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where, in 1985, he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where, in 1980, he organized and managed the Citibank Real

Estate Stock Fund. Mr. Cohen is a former member of the board of governors of the National Association of Real Estate Investment Trusts. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University.
Robert H. Steers, a director since August 2004, is the company’s chief executive officer. Prior to co-founding the firm in 1986 with Mr. Cohen, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where, in 1985, he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers is a member of the Advisory Committee of the Staff Retirement Plan of the International Monetary Fund and a member of the Investment Committee, Georgetown University. Mr. Steers also serves as chairman of each of the company’s U.S. registered open-end and closed-end funds. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University.
Joseph M. Harvey, a director since August 2019, is the company’s president. Joining the company in 1992 as a REIT analyst, Mr. Harvey subsequently served as a portfolio manager from 1998 to 2016 and chief investment officer from 2003 to 2019. Prior to that, Mr. Harvey was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate, oil and gas, and related securities for the firm’s research and consulting activities. Mr. Harvey also serves as a vice president and director of each of the company’s U.S. registered open-end and closed-end funds. Mr. Harvey has a BSE degree from Princeton University.
Reena Aggarwal, a director since November 2016, is the Vice Provost for Faculty at Georgetown University. Dr. Aggarwal is also the Robert E. McDonough Professor of Finance and the Director of the Georgetown Center for Financial Markets and Policy at Georgetown’s McDonough School of Business. Dr. Aggarwal has been on the faculty of Georgetown University since 1986 and has held various positions. She has written extensively on corporate governance, capital raising, IPOs, institutional investors, private equity, valuation, global financial markets, and securities market regulation. Dr. Aggarwal has received several research awards, including the 2015 BlackRock-National Association of Corporate Directors Global Challenge for Innovation in Corporate Governance Award. Dr. Aggarwal also serves on the board of directors of IndexIQ and Nuveen Churchill BDC, where she is a member of the audit committee and the nominating and corporate governance committee. She received a Ph.D. in finance from the University of Maryland and a Master of Management Studies from BITS, India.
Frank T. Connor, a director since March 2014, is executive vice president and chief financial officer of Textron Inc. Prior to joining Textron in August 2009, Mr. Connor was a managing director and head of telecom investment banking at Goldman, Sachs & Co. from 2003 to 2008. Prior to that, he served as chief operating officer of telecom, technology, and media investment banking at Goldman Sachs from 1998 to 2003. Mr. Connor joined the corporate finance department at Goldman Sachs in 1986 and became a vice president in 1990 and a managing director in 1996. He currently serves as a director of FM Global, a Rhode Island-headquartered mutual insurance company. Mr. Connor has a BA degree in business from the University of Notre Dame and an MBA degree from the University of Chicago.
Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967, and a co-managing member of BBC Properties, LLC, a real estate investment company, since 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer, and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein is a former member of the board of directors of Healthpeak Properties, Inc. (formerly known as HCP, Inc.). Mr. Rhein has a BS degree in accounting from Claremont McKenna College and is a certified public accountant.
Richard P. Simon, a director since August 2004, retired from Goldman, Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon mentored analysts and was deputy director of research. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.
Dasha Smith, a director since November 2019, is the Chief People Officer for the National Football League, where she is responsible for all human resources activities. Before joining the NFL in November 2019, Ms. Smith was Executive

Vice President, Global Chief Human Resources Officer for Sony Music Entertainment, a leading music, entertainment, and technology company. Prior to joining Sony in 2018, she served as Managing Director and Global Chief Human Resources Officer at GCM Grosvenor, a global alternatives investment firm. Before joining GCM Grosvenor in 2011, Ms. Smith spent 10 years at Time Inc., most recently as Global Head of Employee Relations and Chief Labor & Employment Counsel. Ms. Smith serves on the Georgetown University Board of Regents, as well as the Advisory Board for the Georgetown University McDonough School of Business. She is also a trustee of the Dalton School in New York City and a member of the board of the National Museum of African American Music in Nashville. Ms. Smith has a BA degree from Georgetown University and a JD from the University of Virginia.
Edmond D. Villani, a director since August 2004, served as vice chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002, he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. Mr. Villani is the former chairman of the board of Georgetown University and a former trustee of the Colonial Williamsburg Foundation, where he served as chair of the investment committee. Mr. Villani has a BA degree in mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.
Recommendation of the Board
The Board recommends a vote “FOR” each of the nine director nominees.

CORPORATE GOVERNANCE
We regularly monitor legal and regulatory developments and review our corporate governance policies, processes, and practices to respond to any such developments.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that address the following: (i) director qualification standards, including guidelines for determining independence; (ii) director responsibilities; (iii) director access to management and, as appropriate, independent advisors; (iv) director compensation; (v) director orientation and continuing education; (vi) management succession; and (vii) annual performance evaluations of the Board. The Corporate Governance Guidelines are available on the company’s website at www.cohenandsteers.com under “Company–Investor Relations–Corporate Governance.”
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to the company’s directors, officers, and employees and addresses: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality of information; (iv) fair dealing; (v) protection and proper use of company assets; (vi) compliance with laws, rules, and regulations; and (vii) reporting illegal or unethical behavior. The Board has also adopted a Code of Ethics for Senior Financial Officers that is designed to promote honest and ethical conduct and compliance with applicable laws, particularly as it relates to the maintenance of the company’s financial books and records and the preparation of its financial statements. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on the company’s website at www.cohenandsteers.com under “Company–Investor Relations–Corporate Governance.” As required by applicable SEC rules and the NYSE listing standards, the company will promptly disclose any substantive changes in, or waivers of, the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers granted to its directors and executive officers, including its principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions by posting such information on the company’s website at www.cohenandsteers.com under “Company–Investor Relations–Corporate Governance.”
Shareholders are encouraged to visit the “Corporate Governance” section of the “Company” page of our website at www.cohenandsteers.com for additional information about the Board and its committees and corporate governance at the company.
Director Independence Determination
Under the NYSE listing standards, a director is not considered independent unless the Board affirmatively determines that such director does not have a “material relationship” with the company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company. In addition, the NYSE has adopted five bright-line independence tests. Each of these tests describes a specific set of circumstances that prohibit a director from being considered independent from the company’s management. For example, a director who is an employee of the company, or whose immediate family member is an executive officer of the company, is not considered to be independent until three years following the end of the employment relationship. The other bright-line independence tests address circumstances involving: (i) the receipt of more than $120,000 per year in direct compensation from the company, except for certain permitted payments such as director fees; (ii) employment by, or affiliations with, the company’s current or former internal or external auditors; (iii) interlocking directorates; and (iv) certain business relationships involving companies that make payments to, or receive payments from, the company above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of these tests, please go to the NYSE’s website at www.nyse.com.
The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interest. However, the NYSE listing standards do not define every relationship that may be considered material for purposes of determining a director’s independence from management. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from management, the NYSE does not consider the ownership of a significant amount of stock, by itself, to preclude an independence finding.

At its meeting on February 20, 2020, the Board made a determination on the independence of each director nominee. The Board determined that each of Messrs. Rhein, Simon, Villani and Connor, Dr. Aggarwal, and Ms. Smith do not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) and are independent under the NYSE listing standards and applicable SEC rules. In addition, the Board considered, but did not believe to be material, that some members of the Board are investors in certain funds that the company manages. Finally, the Board determined that each of Mr. Cohen, Mr. Steers, and Mr. Harvey are not independent. None of the directors participated in the determination of their own independence.
Director Nomination Process and Board Diversity
The company’s Corporate Governance Guidelines contain director selection criteria that apply to director nominees. The Nominating Committee ensures that each director nominee satisfies at a minimum the criteria set forth in the Corporate Governance Guidelines. The minimum qualifications for serving as a director are that a candidate must possess strength of character and demonstrate mature judgment, independence of thought, and an ability to work collegially. Each director must be qualified and able to represent the interests of all the company’s shareholders.
When identifying director nominees, the Nominating Committee seeks qualified and experienced candidates with backgrounds that support a balance of knowledge, experience, skills, expertise, and diversity appropriate for the Board as a whole. Prior to nominating a new director candidate, the Nominating Committee considers the collective experience of the existing Board members and considers and evaluates the background and qualifications of each director candidate and the extent to which such background and qualifications may benefit the company based on the size and composition of the Board at the time. Based on that evaluation, the Nominating Committee will nominate individuals who it believes will strengthen the Board’s ability to serve the company’s shareholders as a result of their experience and expertise.
The Board believes that diversity is an important component of a board of directors, including diversity of background, skills, experience, gender, race, and ethnicity. Although the company does not have a formal policy regarding director diversity, the Nominating Committee, guided by its charter and the Corporate Governance Guidelines, assesses and considers the diversity of the Board prior to nominating director candidates and seeks to identify and include director candidates who will enhance the Board’s diversity. The Board selects candidates on the basis of qualifications and experience without discriminating on the basis of race, color, national origin, gender, sex, sexual preference, or religion. We believe the company’s current Board members collectively possess diverse knowledge, expertise, and experience in the disciplines that impact our business.
When vacancies on the Board exist or are expected, or a need for a particular expertise has been identified, the Nominating Committee may seek recommendations for director candidates from current directors and management and may also engage a search firm to assist in identifying director candidates. The Nominating Committee will also consider properly submitted shareholder recommendations for director candidates under the same procedure used for considering director candidates recommended by current directors and management. Shareholder recommendations for director candidates should include the candidate’s name and specific qualifications to serve on the Board, and the recommending shareholder should also submit evidence of such shareholder’s ownership of shares of the company’s common stock, including the number of shares owned and the length of time of such ownership. Recommendations should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.
When a potential director candidate has been identified, the Nominating Committee will review publicly available information about such candidate to assess whether or not the candidate warrants further consideration. If the Nominating Committee determines that a candidate warrants further consideration, the chairman of the Nominating Committee, or a designee, will contact the potential candidate. In general, if a potential candidate expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request additional information from the candidate and review such candidate’s experience and qualifications. All nominees for election to our Board at the Annual Meeting other than Ms. Smith are either standing for re-election or are executive officers. Ms. Smith was appointed as a director of the company by the Board on November 7, 2019. Ms. Smith was recommended as a director candidate by one of our independent directors.

Board Oversight of Risk Management
The company operates in a highly regulated industry. The Board’s role in managing the company’s risk is one of informed oversight. The Board assists management in shaping the company’s overall risk philosophy and works with management to set the “tone at the top” such that prudent mitigation of risk is incorporated into business decision-making at the company. We have developed compliance programs that are designed to monitor risks and to detect and prevent any wrongdoing by employees. In addition, we have established an enterprise risk management committee that is responsible for developing an integrated approach and process for managing the company’s risks.
The Board is regularly informed about the most significant risks affecting the company and assesses the appropriateness of management’s responses to such risks. As part of this assessment, the Board reviews the company’s insurance coverage, including the type and level of coverage, material gaps, if any, and how the company’s coverage compares to its peers.
Each committee of the Board is responsible for evaluating and providing oversight of certain risks. The Audit Committee plays a key role in oversight of the company’s financial risk management function. On a regular basis, management discusses with the Audit Committee financial, legal, information security (including cybersecurity), and regulatory risks affecting the company, as well as any related party transactions or material breaches of the company’s codes of conduct. In addition, the Board periodically meets with members of the company’s information technology department to assess information security risks (including cybersecurity risks) and to evaluate the status of the company’s cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in the company’s business. The Compensation Committee is responsible for overseeing management of risks relating to the company’s compensation practices and programs. The Nominating Committee manages risks associated with the independence and compensation of members of the Board as well as executive succession planning.
Board Leadership Structure
Mr. Cohen serves as the company’s chairman, and Mr. Steers serves as the company’s chief executive officer. The roles of chairman and chief executive officer have been separated since 2014. We believe this leadership structure is appropriate for the company and is in the best interests of its shareholders because it allows Mr. Cohen to focus on leading the Board while allowing Mr. Steers to focus on the day-to-day management of the company and execution of the company’s strategic initiatives and business plan.
The Board does not currently have a lead independent director. Given the size of the Board, the Board and the Nominating Committee do not believe that there is currently a need for a lead independent director because of the majority independent composition of the Board, the strong leadership and contributions of the company’s independent directors, and the effectiveness of the company’s current corporate governance structure and processes. In addition, the Board and the Nominating Committee do not believe that Mr. Cohen’s ability to provide effective leadership and oversight is impaired by his relationship to the company.
Executive Sessions
Executive sessions of the non-management directors are held in conjunction with each regularly scheduled quarterly Board meeting. The independent non-management directors hold at least one executive session per year excluding any non-independent directors. Mr. Cohen chairs the executive sessions attended by all non-management directors, and executive sessions of only the independent directors are chaired by one of the independent directors on a rotating basis.
Communications with the Board
Shareholders and other interested parties may contact the Board, any committee of the Board, or any individual director or group of directors, including the independent directors, by mail or email. Correspondence can be sent to c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017 or emailed to boardcommunications@cohenandsteers.com.
A member of the company’s Legal Department will open all correspondence addressed to the Board, any committee of the Board, or any director to ensure correspondence is appropriately directed. All correspondence that is not an advertisement, promotion of a product or service, or patently offensive will promptly be sent to the addressee. If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be directed to the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

BOARD MEETINGS AND COMMITTEES
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. The current charters for each committee are available on the company’s website at www.cohenandsteers.com under “Company–Investor Relations–Corporate Governance.”
The Audit Committee
The Audit Committee is currently comprised of Messrs. Rhein (chairman), Simon, Villani and Connor, Dr. Aggarwal, and Ms. Smith, each of whom is independent and satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards related to audit committees, including with respect to: (i) the independence of audit committee members; (ii) the audit committee’s responsibility to select and oversee the independent registered public accounting firm; (iii) procedures for handling complaints regarding a company’s accounting practices; (iv) the audit committee’s authority to engage advisors; and (v) funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. The Board has determined that each of Messrs. Rhein and Connor, Dr. Aggarwal, and Ms. Smith qualifies as an “audit committee financial expert” as defined by SEC rules and that each of Messrs. Rhein, Simon, Villani and Connor, Dr. Aggarwal, and Ms. Smith has accounting and related financial management expertise in accordance with the NYSE listing standards.
The Audit Committee’s primary purpose is to assist the Board with its oversight of: (i) the integrity of the company’s financial statements; (ii) the independent registered public accounting firm’s qualifications and independence; (iii) the company’s internal audit function; and (iv) the company’s compliance with applicable legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by SEC rules to be included in the company’s annual proxy statements.
The Audit Committee regularly holds separate sessions with the company’s management, internal auditors, and independent registered public accounting firm.
The Compensation Committee
The Compensation Committee is currently comprised of Messrs. Villani (chairman), Rhein, Simon and Connor, Dr. Aggarwal, and Ms. Smith, each of whom is independent under the NYSE listing standards and a “non-employee director” as defined in the applicable SEC rules.
The Compensation Committee is responsible for overseeing the company’s compensation plans and programs and setting compensation for the company’s executive officers. The Compensation Committee has delegated authority (with certain limitations) to Mr. Steers to grant awards under the company’s Amended and Restated Stock Incentive Plan to employees who are not Section 16 officers. For additional information on the Compensation Committee’s responsibilities, see “Executive Compensation–Compensation Discussion and Analysis.”
Compensation Committee Interlocks and Insider Participation
None of the Compensation Committee’s members is or has been an officer or employee of the company. None of the company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served on the company’s Board or as a member of the Compensation Committee during 2019.
The Nominating Committee
The Nominating Committee is currently comprised of Messrs. Simon (chairman), Rhein, Villani and Connor, Dr. Aggarwal, and Ms. Smith, each of whom is independent under the NYSE listing standards. The Nominating Committee is responsible for: (i) assisting the Board in identifying qualified director candidates; (ii) recommending to the Board the director nominees to be elected at annual meetings of shareholders; (iii) recommending to the Board nominees for each committee of the Board; (iv) recommending to the Board corporate governance guidelines applicable to the company; and (v) overseeing the Board’s annual evaluation.
Meetings
The Board met five times in 2019. In 2019, the committees of the Board held the following number of meetings: Audit Committee – eight meetings; Compensation Committee – three meetings; and Nominating Committee – three meetings.

During 2019, each director attended at least 75% of the meetings of the Board and each committee on which such director served during the period for which he or she served.
The Board believes that it is important for shareholders to have the opportunity to meet and talk to the independent directors. Therefore, the Board generally schedules a board meeting in conjunction with our annual meeting of shareholders and expects directors, absent valid reasons, to attend the annual meeting of shareholders. All members of the Board attended the 2019 annual meeting of shareholders.
Director Compensation
The Nominating Committee reviews and recommends to the Board the compensation of the company’s non-management directors. The Nominating Committee generally reviews director compensation every two years to help ensure that director compensation remains competitive. As part of its review, the Nominating Committee consults with McLagan Partners (“McLagan”) to determine the reasonableness and adequacy of the company’s non-management director compensation.
Currently, the non-management directors receive an annual retainer of $185,000 ($85,000 of which is payable quarterly in cash and $100,000 of which is payable quarterly in restricted stock units). The restricted stock units are granted under the company’s Amended and Restated Stock Incentive Plan and are 100% vested on the grant date and delivered on the third anniversary of the grant date. Any fractional shares are paid in cash. Non-management directors are paid in cash when the company pays dividends on its common stock.
In addition, the chairman of the Board receives an annual cash retainer of $180,000; the chairman of the Audit Committee receives an annual cash retainer of $15,000; the chairman of the Compensation Committee receives an annual cash retainer of $7,500; and the chairman of the Nominating Committee receives an annual cash retainer of $5,000. Members of the Audit Committee (including the committee chairman) receive an annual cash retainer of $15,000; members of the Compensation Committee (including the committee chairman) receive an annual cash retainer of $7,500; and members of the Nominating Committee (including the committee chairman) receive an annual cash retainer of $5,000. All retainers are payable quarterly.
Non-management directors are reimbursed for reasonable travel and related expenses associated with attendance at Board and committee meetings as well as reasonable expenses for continuing education programs related to their role as members of the Board.
Non-management directors are not paid additional fees for attending, either in person or telephonically, individual meetings of the Board or its committees. Compensation for participation in such meetings is included in the annual retainers as described above. Other than Mr. Cohen, the company’s non-management directors do not receive any fees or compensation from the company other than compensation for serving as a director. Mr. Steers and Mr. Harvey do not receive additional compensation for serving as directors.

The following table sets forth the compensation paid by the company to the non-management directors in fiscal 2019.
2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Martin Cohen	265,110	99,890(2)	—	—	—	24,582(3)	389,582
Reena Aggarwal	112,610	99,890(2)	—	—	—	—	212,500
Frank Connor	112,610	99,890(2)	—	—	—	—	212,500
Peter Rhein	127,610	99,890(2)	—	—	—	—	227,500
Richard Simon	117,610	99,890(2)	—	—	—	—	217,500
Dasha Smith(4)	—	—	—	—	—	—	—
Edmond Villani	120,110	99,890(2)	—	—	—	—	220,000
______________________________

(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock units awarded in fiscal 2019, computed using the average of the high and low price of the company’s common stock in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”).

(2)
Includes 732 restricted stock units granted to each of Messrs. Cohen, Rhein, Simon, Villani and Connor and Dr. Aggarwal on January 2, 2019 having a grant date fair value of $24,995; 584 restricted stock units granted to each of Messrs. Cohen, Rhein, Simon, Villani and Connor and Dr. Aggarwal on April 1, 2019 having a grant date fair value of $24,960; 484 restricted stock units granted to each of Messrs. Cohen, Rhein, Simon, Villani and Connor and Dr. Aggarwal on July 1, 2019 having a grant date fair value of $24,988; and 458 restricted stock units granted to each of Messrs. Cohen, Rhein, Simon, Villani and Connor and Dr. Aggarwal on October 1, 2019 having a grant date fair value of $24,947. The restricted stock units were 100% vested on the grant date, and the underlying common stock will be delivered on the third anniversary of the grant date.

(3)
The amount in this column reflects (i) $10,217 in cash dividend equivalents accrued and paid in fiscal 2019 on vested, but undelivered, restricted stock units awarded to Mr. Cohen when he was an employee of the company and (ii) $14,365 representing the employer portion of continued coverage under the company’s medical and dental plans for fiscal 2019. In connection with Mr. Cohen’s retirement, the company agreed to modify his then-outstanding unvested restricted stock units that would have otherwise been forfeited in accordance with their terms to provide that all such awards would vest and continue to be delivered on the applicable delivery dates, subject to his continued compliance with the restrictive covenants contained in his restricted stock unit award agreements, as amended. The company agreed that following Mr. Cohen’s retirement, any dividend equivalents accrued on his vested, but undelivered, restricted stock units would be paid in cash on the applicable dividend payment dates. In addition, pursuant to the terms of Mr. Cohen’s employment agreement with the company, in connection with his retirement he and his spouse and dependents are entitled to continued coverage under the company’s medical plans in which he was participating at the time of his retirement for the remainder of his life, subject to payment by him of the same premiums he would have paid during such period of coverage if he were an active employee.

(4)	Ms. Smith was appointed to the Board on November 7, 2019. Her first payment of fees for service as a director was made in January 2020 and will be disclosed as compensation for fiscal 2020.

OWNERSHIP OF COHEN & STEERS COMMON STOCK
Principal Shareholders
As of March 12, 2020, our chairman, Martin Cohen, and a member of his family beneficially owned or controlled approximately 20.4% of our outstanding common stock, and our chief executive officer, Robert Steers, and a member of his family beneficially owned or controlled approximately 24.6% of our outstanding common stock. Such levels of ownership or control create the ability to meaningfully influence, among other things, the election of members of the Board and the outcome of corporate actions requiring shareholder approval.
Beneficial Ownership of Certain Shareholders, Directors, and Executive Officers
The following securities ownership table sets forth certain information with respect to the beneficial ownership of the company’s common stock as of March 12, 2020 by: (i) each person who is known by the company to beneficially own more than 5% of the outstanding shares of the company’s common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of the company’s directors and executive officers as a group.
Except as otherwise noted, each person exercises sole voting power or investment power over the shares of common stock beneficially owned by such person. The number of shares of common stock shown as beneficially owned by each director and executive officer was determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose and should not be interpreted as such. Beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that such person has the right to acquire within 60 days of March 12, 2020 through the exercise of any option, warrant or right, or the delivery of shares of common stock underlying restricted stock units.
As of March 12, 2020, there were 47,756,099 shares of our common stock outstanding. This amount does not include shares of common stock underlying outstanding restricted stock units granted by the company to its directors and employees.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Outstanding	Amount of Restricted Stock Units Held(1)
Baron Capital Group, Inc.(2)	2,530,596	5.36%	—
Martin Cohen(3)(4)	9,752,604	20.42%	6,260
Robert Steers(5)	11,746,030	24.60%	160,484
Joseph Harvey	1,304,725	2.73%	151,716
Edmond Villani(4)	29,786	*	6,260
Richard Simon(4)	29,311	*	6,260
Peter Rhein(4)(6)	25,028	*	6,260
Frank Connor(4)	8,093	*	6,260
Reena Aggarwal(4)	1,123	*	6,260
Dasha Smith	—	—	236
Adam Derechin	464,465	*	46,282
Matthew Stadler	115,235	*	55,031
Jon Cheigh	28,995	*	81,783
All directors and executive officers as a group (16 persons)(7)	23,548,523	49.31%	635,124
______________________________

†
The address for Baron Capital Group, Inc. is 767 Fifth Avenue, New York, New York. The address for each director and executive officer is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

*	The number of shares of common stock held by such person is less than 1% of the outstanding shares of common stock.

(1)
Represents non-voting restricted stock units granted under the company’s Amended and Restated Stock Incentive Plan (other than those scheduled to settle within 60 days, which are instead reflected as common stock beneficially owned as described in footnote (4)).

Additional information related to awards of restricted stock units to the company’s named executive officers appears in the Compensation Discussion and Analysis.

(2)
Amount and percentage of common stock beneficially owned has been obtained from a Schedule 13G/A filed on February 13, 2020 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron.

(3)	Amount of common stock beneficially owned includes 8,381,461 shares of common stock held by the Martin Cohen 2018 Revocable Trust, of which Mr. Cohen and a member of his family serve as trustees.

(4)	Amount of common stock beneficially owned includes 633 shares of common stock to be delivered on April 3, 2020 upon settlement of an equal number of restricted stock units.

(5)
Amount of common stock beneficially owned includes 6,883,491 shares held by the Robert H. Steers 2018 Revocable Trust, of which Mr. Steers and a member of his immediate family serve as trustees; 950,920 shares of common stock held by The Sunnyridge GST Exempt Family Trust, of which a member of Mr. Steers’ immediate family and an independent third party serve as trustees; and 3,838,897 shares held by The Hilltop GST Non-Exempt Descendants’ Trust, of which a member of Mr. Steers’ immediate family and an independent third party serve as trustees. Mr. Steers disclaims beneficial ownership of the shares held by The Sunnyridge GST Exempt Family Trust and The Hilltop GST Non-Exempt Descendants’ Trust.

(6)	Amount of common stock beneficially owned includes 9,395 shares held by the Rhein family trust, a revocable trust, of which Mr. Rhein and a member of his family serve as trustees.
(7) Amount of common stock beneficially owned includes an aggregate of 3,798 shares of common stock to be delivered on April 3, 2020 to certain non-management directors upon settlement of an equal number of restricted stock units.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the company’s directors, officers, and persons who own more than ten percent of a registered class of the company’s equity securities to file reports of holdings of, and transactions in, the company’s common stock with the SEC. To the best of the company’s knowledge, based solely on a review of copies of such reports filed with the SEC and representations from the company’s officers and directors, the company believes that all persons subject to reporting filed the required reports on time in 2019, except as set forth below.
On December 5, 2019, Todd Glickson filed a Statement of Change in Beneficial Ownership on Form 4 to report the acquisition of shares of common stock on March 15, 2019, May 24, 2019, and August 23, 2019, in each case, acquired pursuant to an automatic dividend reinvestment feature in the reporting person’s brokerage account. The March and May 2019 transactions originally qualified for deferred reporting pursuant to Rule 16a-6 of the Exchange Act.

OTHER EXECUTIVE OFFICERS
In addition to Mr. Steers and Mr. Harvey, the following individuals are currently executive officers of the company:

Name	Age	Position
Adam M. Derechin	55	Executive vice president and chief operating officer
Matthew S. Stadler	65	Executive vice president and chief financial officer
Francis C. Poli	57	Executive vice president, general counsel, and corporate secretary
Todd Glickson	52	Executive vice president and head of global marketing and product solutions
Michele Nolty	51	Executive vice president and head of global human resources
Jon Cheigh	47	Executive vice president, chief investment officer, and head of global real estate
Daniel P. Charles	53	Executive vice president and head of global distribution
Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the company’s investment administration and systems departments, including the company’s information technology department. Prior to joining the company in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin also serves as chief executive officer and president of each of the company’s U.S. registered open-end and closed-end funds and as a director of Cohen & Steers SICAV. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland.
Matthew S. Stadler, CPA, executive vice president and chief financial officer, oversees the company’s accounting and finance department. Prior to joining the company in 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and as a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999. Mr. Stadler also serves as a director of Cohen & Steers Asia Limited, Cohen & Steers UK Limited, Cohen & Steers Japan Limited, and Cohen & Steers Securities, LLC. Mr. Stadler attended Syracuse University and has a BS in accounting from Dowling College.
Francis C. Poli, executive vice president, general counsel, and corporate secretary, oversees the company’s legal and compliance department. Prior to joining the company in 2007, Mr. Poli was managing director, chief legal officer, and director of U.S. compliance for Allianz Global Investors. Prior to that, he served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli also serves as assistant secretary of each of the company’s U.S. registered open-end and closed-end funds and as a director of Cohen & Steers Asia Limited, Cohen & Steers UK Limited, Cohen & Steers Japan Limited, Cohen & Steers SICAV, and Cohen & Steers Securities, LLC. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law.
Todd Glickson, executive vice president and head of global marketing and product solutions, oversees the company’s marketing, communications, and product development initiatives. Prior to joining the company in 2014, Mr. Glickson was managing director of product development and strategy at Principal Global Investors from 2007 until 2014, where he helped lead the product development process. Prior to that, Mr. Glickson was head of product development and institutional marketing at Hartford Investment Management. Mr. Glickson has an MA degree from the University of Kentucky and a BS degree from Carnegie Mellon University.
Michele Nolty, executive vice president and head of global human resources, oversees the company’s human resources department. Prior to joining the company in 2005, Ms. Nolty was the Vice President, Head of Human Resources–NY for Allianz Global Investors, where she led the human resources department and supported various subsidiaries. Ms. Nolty has a BS degree from Baruch College–The City University of New York (CUNY).
Jon Cheigh, executive vice president, chief investment officer, and head of global real estate, leads the investment department and oversees the global real estate team, serving as senior portfolio manager for all global real estate strategies. Mr. Cheigh joined the company in 2005 as a REIT analyst and has served as a portfolio manager since 2008. He was named head of global real estate in 2012 and was appointed chief investment officer in 2019. Prior to joining the company,

Mr. Cheigh was a vice president and senior REIT analyst at Security Capital Research & Management. Prior to that, he was a vice president of real estate acquisitions at InterPark and an acquisitions associate at Urban Growth Property Trust, two privately held real estate companies incubated by Security Capital Group. Mr. Cheigh holds a BA degree cum laude from Williams College and an MBA degree from the University of Chicago.
Daniel P. Charles, executive vice president and head of global distribution, oversees the company’s distribution efforts. Prior to joining the company in 2019, Mr. Charles served as Head of Global Distribution at William Blair from 2010 until December 2018, where he led the firm’s expansion into Australia and Canada. Prior to that, he served in various roles at Janus Capital Group from 2005 until 2010, overseeing worldwide sales, client service, and consultant relations. Mr. Charles has a BS degree from Rockhurst University.
There are no family relationships between or among any of the company’s directors and executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes how our executive officers, including our named executive officers, are compensated. For fiscal 2019, our named executive officers were:

Name	Position
Robert Steers	Chief executive officer
Joseph Harvey	President
Matthew Stadler	Chief financial officer
Adam Derechin	Chief operating officer
Jon Cheigh	Chief investment officer and head of global real estate
We rely on a highly-qualified and experienced executive management team that is focused on achieving profitable and sustainable financial results, delivering strong investment performance, expanding our investment capabilities across a range of high-quality products and services, and increasing shareholder value. Our executive compensation program rewards performance consistent with these objectives.
Compensation Objectives and Philosophy
Our executive compensation program is designed to:

•	Attract and retain a high-caliber leadership team;

•	Link executive compensation to company, departmental and individual performance;

•	Promote a long-term alignment of interests for the benefit of our clients, employees and shareholders; and

•	Balance the needs and interests of multiple stakeholders, including clients, shareholders, employees and executives.
In setting compensation, we believe:

•
Compensation should be linked to performance. Executive compensation levels should reflect each executive’s impact on helping the company achieve its short- and long-term financial and strategic goals. Our weighting towards performance-based variable compensation creates opportunities for higher incentive compensation when objectives are exceeded and lower incentive compensation when objectives are not met. The company's performance from year to year will generally have a greater impact on executive compensation levels in comparison to non-executive employee compensation.

•
Compensation levels should be competitive. On an annual basis, the Compensation Committee reviews market data compiled by McLagan to assess the competitiveness of our executive compensation program. This market data is used to benchmark our executive compensation levels against peers with whom we compete for leadership talent. Importantly, when making pay decisions the Compensation Committee balances the need to provide: (i) competitive levels of compensation in order to retain key investment and non-executive employees; and (ii) reasonable long-term returns to our shareholders.

•
Compensation decisions focus on total compensation. When making individual compensation decisions, we take a balanced approach and focus on an executive’s total compensation, which includes base salary and annual incentive compensation that is delivered in the form of cash and equity awards.

•
Compensation decisions reflect our long-term approach to investment, business, and human capital management. Our compensation practices underscore our long-term approach to business, investment, and human capital management. In particular, we believe executive compensation should support and enhance our human capital development efforts, our performance management process, and our management succession initiatives. In addition, our long-term approach to pay decision-making aligns with our long-term approaches to investment and business decision-making, all of which we believe supports long-term success for our clients and shareholders.

•
Equity awards constitute a significant percentage of total compensation. By awarding equity, we seek to provide our executives with long-term incentive award opportunities that reflect their individual contributions, reinforce our management succession initiatives and are consistent with competitive market practice. We believe equity awards that vest over a multi-year period align our executives’ interests with those of our shareholders, encourage our executives to develop and lead our business, and promote a commitment to our company’s long-term success.

Compensation Setting Process
Compensation Consultant
The Compensation Committee has sole discretion to retain (and terminate) compensation consultant(s) to help assess the compensation paid to the company’s executive officers. In 2019, the Compensation Committee retained McLagan, a leading compensation consulting and research firm, to advise it on matters relating to the compensation of our executive officers.
Under SEC and NYSE rules, the Compensation Committee is required to perform an independence assessment prior to selecting any compensation consultant and must evaluate, at least annually, whether any work provided by such consultant raised any conflicts of interest. The Compensation Committee assessed McLagan’s independence at its meeting on February 20, 2020 and determined that McLagan is independent and that McLagan’s work did not raise any conflicts of interest.
In assessing McLagan’s independence, the Compensation Committee considered the following factors:

•	Any other services provided by McLagan to the company;

•	Aggregate fees paid by the company to McLagan and fees as a percentage of the total revenue of the consultant providing the services;

•	McLagan’s policies and procedures designed to prevent conflicts of interest;

•
Any business or personal relationship between the consultant and any member of the Compensation Committee or any business or personal relationship between McLagan or the consultant and any executive officer of the company; and

•	Whether the consultant holds any shares of the company’s stock.
Peer Data
We compete on an ongoing basis with other asset management companies for executive talent, and we must be able to attract and retain talent with industry-specific skills and experience. Therefore, on an annual basis, the Compensation Committee reviews executive compensation market data compiled by McLagan from public and private asset management companies. The Compensation Committee believes this market data is a useful and appropriate reference point in setting competitive compensation levels for our executive officers.
For fiscal 2019, the Compensation Committee, with input from McLagan, assessed market pay levels for our executive officers using the following peer groups.
11 public asset management companies, including:

Artisan Partners Limited Partnership	Victory Capital Management
Eaton Vance	Virtus Investment Partners, Inc.
Federated Investors	Waddell & Reed, Inc.
GAMCO	Westwood Holdings
Janus Henderson Investors	Wisdom Tree Investments, Inc.
Pzena Investment Management, LLC

24 additional asset management companies with comparable levels of assets under management, including:

Acadian Asset Management, LLC	Heitman
AEW Capital Management	INTECH
Amundi Pioneer Asset Management USA, Inc.	Kayne Anderson Rudnick Investment Management, LLC
Bessemer Trust Company	Matthews International Capital Management, LLC
Brandywine Global Investment Managment, LLC	Numeric Investors LLC
Brown Advisory	PanAgora Asset Management, Inc.
Brown Brothers Harriman & Co.	PineBridge Investments
Conning Holdings Limited	ProShare Advisors LLC
Epoch Investment Partners, Inc.	Sands Capital Management, LLC
First Eagle Investment Management, LLC	Thornburg Investment Management, Inc.
Glenmede Trust Company	Van Eck Associates Corporation
Grantham, Mayo, Van Otterloo & Co. LLC	William Blair & Company, LLC
Role of Management
Senior management, under the leadership of our chief executive officer, plays an important role in assisting the Compensation Committee with the compensation-setting process and designing and administering our compensation programs. At the invitation of the Compensation Committee, our chief executive officer and other members of senior management attend select portions of Compensation Committee meetings. Senior management’s role includes:

•	providing data and supporting information;

•	making recommendations on compensation levels for executives other than our chief executive officer;

•	discussing compensation matters as they affect particular executives;

•	recommending changes or enhancements to our compensation plans and programs; and

•	implementing Compensation Committee decisions with respect to our compensation plans and programs.
Our chief executive officer assesses the individual contributions and accomplishments of the other executive officers and provides input to the Compensation Committee about appropriate compensation levels for these individuals. Our chief executive officer does not participate in the Compensation Committee’s discussions, or make recommendations, about his own compensation.
Risk Considerations
The Compensation Committee has discussed risk as it relates to the company’s compensation programs with management and McLagan, and the Compensation Committee does not believe the company’s compensation programs encourage excessive or inappropriate risk taking. The company seeks to align the long-term interests of its executives with the long-term interests of its shareholders by utilizing a balanced approach to total compensation, whereby a significant percentage of each executive’s total compensation is based on company and individual performance and paid in the form of equity awards that vest over a multi-year period.
Say-on-Pay
In determining executive compensation for fiscal 2019, the Compensation Committee considered the voting results of the company’s most recent shareholder “say-on-pay” vote. A substantial majority of the company’s shareholders (91.07% of the votes cast) approved the compensation of the company’s named executive officers as described in the company’s 2019 proxy statement. Based on this level of support, the Compensation Committee determined that shareholders generally support the company’s pay practices and the named executive officers’ compensation levels. Accordingly, our approach to executive compensation for fiscal 2019 remained consistent with past practice. The Compensation Committee intends to continue to consider our non-binding shareholder “say-on-pay” voting results when designing, reviewing, and administering the company’s executive compensation programs.
At our 2017 Annual Meeting of Shareholders, a substantial majority of our shareholders (96.3% of the votes cast) voted for “say-on-pay” proposals to occur annually. In light of this vote, and consistent with the company’s recommendation, the Board determined to include a “say-on-pay” vote once every year until the next required vote on the frequency of shareholder votes on named executive officer compensation. Accordingly, we are holding the next annual “say-on-pay” vote at this Annual Meeting. We currently expect the next advisory vote on the frequency of shareholder votes on named executive officer compensation to occur at our 2023 Annual Meeting of Shareholders.
Elements of Executive Compensation
Our named executive officers’ compensation consists of base salary and annual performance incentives, which are comprised of cash and equity awards.
Base Salary
Base salaries are set at levels that are based on an executive’s role and responsibilities and are competitive with similar positions at comparable asset management companies. Base salary is designed to provide a fixed amount of current cash income to each executive. Consistent with industry practice and our company’s pay-for-performance philosophy, the Compensation Committee sets base salaries for the company’s executives at levels that constitute a low percentage of their total compensation.
Annual Performance Incentives
The company awards annual performance incentives to its executive officers under the company’s Amended and Restated Annual Incentive Plan. Annual performance incentives are delivered in the form of cash and equity awards and are based on, among other things, individual, departmental and company performance, and are designed to link executive compensation to long-term increases in shareholder value. Consistent with the company’s pay-for-performance philosophy, annual performance incentives represent the largest component of our executive officers’ total compensation.
At the beginning of each fiscal year, the Compensation Committee, with input from senior management, discusses the company’s performance objectives and each executive officer’s individual performance objectives. In general, the company’s performance objectives fall into three categories:

•
financial objectives, including, but not limited to, revenue, operating income, net income, operating margin, organic growth, assets under management, and net flows, all assessed on a relative and absolute basis and against industry peers;

•	investment objectives, focusing mainly on our relative investment performance measured over one- and multi-year time periods; and

•	strategic objectives, including, but not limited to, new product development, client retention and expansion, and management succession.
Each executive officer’s individual performance objectives align with the company’s financial, investment, and strategic objectives.
At the end of each fiscal year, the Compensation Committee determines the annual performance incentive amounts that will be paid to each executive officer. In making such determinations, the Compensation Committee generally does not rely on predetermined formulas, weighted factors, specific benchmark percentiles, or other specific and potentially limiting criteria. Rather, the Compensation Committee considers:

•	the overall performance of the company compared to the performance objectives discussed at the beginning of the fiscal year and any new performance objectives discussed during the year;

•	the company’s performance relative to prior years;

•	the company's performance relative to its peers;

•	each executive officer’s individual performance compared to the performance objectives discussed at the beginning of the fiscal year and any new performance objectives discussed during the year;

•	peer compensation data provided by McLagan;

•	historical compensation levels for each executive officer; and

•	other factors that the Compensation Committee deems relevant.
In addition, the Compensation Committee considers input from our chief executive officer in determining annual performance incentives for executive officers other than himself. The Compensation Committee engages in a separate review and analysis of our chief executive officer’s performance in executive session.

Annual performance incentives are generally delivered in January of the year following the fiscal year in which they are earned and are generally comprised of a cash bonus component and an equity deferral and/or grant. The Compensation Committee retains the discretion to adjust the cash and equity components of annual performance incentives from year to year as it deems appropriate.
The equity component of our annual performance incentives is structured as follows:

•
Mandatorily deferred restricted stock units. All executive officers are subject to the Mandatory Stock Bonus Program, pursuant to which a portion of annual compensation is awarded in the form of deferred restricted stock units. The Mandatory Stock Bonus Program serves as a retention mechanism and promotes executive stock ownership. Subject to continued employment, the restricted stock units vest ratably over four years, and any dividends paid by the company on its common stock are reflected in additional restricted stock units on such deferred amounts. All accrued dividend equivalent restricted stock units vest in a single installment on the last vesting date of the original grant.

•
Restricted stock unit grants. Certain executive officers are awarded additional restricted stock units under the company’s Amended and Restated Stock Incentive Plan, as determined by the Compensation Committee based on company and individual performance. Subject to continued employment, the restricted stock units generally vest ratably over four years, and any dividends paid by the company on its common stock are reflected in additional restricted stock units. All accrued dividend equivalent restricted stock units vest in a single installment on the last vesting date of the original grant.

2019 Executive Compensation
The Compensation Committee considered several factors in its determination of fiscal 2019 compensation for our named executive officers, including:

•
strong financial performance during 2019 on both an absolute and a relative basis, including: record-high revenue, which increased by 7.8% from fiscal 2018, a rate of increase that was in the first quartile of our public asset management peer group; record-high operating income, which increased by 8.9% from fiscal 2018; and operating margin of 39.0%, which was in the first quartile of our public asset management peer group;

•	record-high assets under management of $72.2 billion as of December 31, 2019;

•	continued strong investment performance during 2019, with eight of our nine core strategies at or above their benchmarks on a one-year basis;

•	strong organic growth of 6.5% in 2019; and

•	the need to provide competitive compensation levels to our named executive officers.

In fiscal 2018, the Compensation Committee reduced our named executive officers’ total compensation in comparison to fiscal 2017. This reduction reflected the company’s fiscal 2018 performance coupled with the decision to support competitive pay levels for key non-executive employees.
In making fiscal 2019 pay decisions, the Compensation Committee focused on our generally record-high performance, significant changes in selected named executive officers’ roles and responsibilities, the need to retain our named executive officers by providing competitive levels of total compensation, and the pay reductions in fiscal 2018. Taken together, these considerations resulted in the Compensation Committee increasing our named executive officers’ fiscal 2019 total compensation levels versus fiscal 2018, to amounts that equaled or exceeded amounts earned in fiscal 2017.
Chief Executive Officer
For fiscal 2019, the Compensation Committee kept Mr. Steers’ base salary at $750,000, an amount that has remained unchanged since 2008. The Compensation Committee believes that Mr. Steers’ base salary is reasonable and competitive in light of his responsibilities, performance, and experience.
On December 19, 2019, the Compensation Committee met to determine Mr. Steers’ 2019 annual performance incentives. As part of this process, the Compensation Committee considered the company-wide factors described above and Mr. Steers’ individual accomplishments and contributions in providing strategic leadership and direction to all aspects of the company’s business. Mr. Steers’ key accomplishments included, but were not limited to, the following:

•
continued execution of the company’s management succession initiatives and development of executive management, including the appointment of the company’s new chief investment officer and head of global distribution and adding key new members to the company’s executive committee;

•	continued efforts to maintain and augment the financial strength of the company;

•	continued elevation and enhancement of the company’s brand awareness, including the hiring of a new chief marketing officer; and

•	continued expansion of the company’s product and strategy offerings and distribution channels.
Based on the company-wide factors described above, the Compensation Committee decided to increase Mr. Steers’ total compensation for fiscal 2019 by 19.8%. Of Mr. Steers’ 2019 total compensation, 83.3% was in the form of annual performance incentives and 64.8% was deferred and paid in restricted stock units.
The following table summarizes total compensation reviewed and approved by the Compensation Committee attributable to Mr. Steers’ 2019 performance, including restricted stock units awarded to him in January 2020 as part of his 2019 annual performance incentives. This total compensation amount differs from Mr. Steers’ total 2019 compensation set forth in the Summary Compensation Table, which, among other amounts required to be disclosed by SEC regulations, must include the grant date fair value of restricted stock units in the year actually granted, even if such awards pertain to performance in a prior year. Total compensation attributable to Mr. Steers’ performance in 2018 and 2017, respectively, is included below for comparative purposes.

			Annual Performance Incentives
Name	Performance Year	Annual Base Salary ($)	Cash Bonus ($)	Mandatory RSU Deferral ($)	RSU Grants ($)	Total Compensation ($)
Robert Steers	2019	750,000	836,250	2,508,750	405,000	4,500,000
	2018	750,000	650,207	1,950,622	405,000	3,755,829
	2017	750,000	736,313	2,208,937	405,000	4,100,250
Other Named Executive Officers
For fiscal 2019, the Compensation Committee decided not to adjust Messrs. Harvey’s, Stadler’s, Derechin’s, and Cheigh’s base salaries.
On December 19, 2019, the Compensation Committee met and determined the 2019 annual performance incentives for Messrs. Harvey, Stadler, Derechin, and Cheigh. In determining their annual performance incentives, the Compensation Committee considered the following:

•	the company-wide factors described above;

•	each named executive officer’s individual and departmental performance;

•
each named executive officer’s multi-year pay history in the context of the company’s long-term performance, including executive pay reductions in fiscal 2018 compared to 2017, as well as the company’s record revenue and earnings performance in 2019; and

•	Mr. Steers’ input and assessments relative to individual and functional area contributions to the company’s overall results for the year.
Described below are individual contributions the Compensation Committee considered for Messrs. Harvey, Stadler, Derechin, and Cheigh, respectively.
Joseph Harvey. As president, Mr. Harvey, together with our chief executive officer, is responsible for the execution of the company’s key strategic initiatives. In 2019, he partnered with our chief executive officer to execute on all of the company’s corporate objectives, including implementing succession planning through the appointment of the company’s new chief investment officer and hiring and integrating the company’s new head of global distribution, and helping expand the company’s product and strategy offerings and distribution channels. In addition, Mr. Harvey continued to play a critical role in strengthening the company’s investment processes and delivering strong investment performance through innovation, collaboration, and execution among the company’s investment personnel, as well as implementing the company's new research business model.

Matthew Stadler. As chief financial officer, Mr. Stadler provides critical leadership in all areas of financial management of the company. In 2019, he continued to oversee and enhance the company’s financial reporting processes globally, to maintain and augment the financial strength of the company, to strengthen the company’s investor relations efforts and relationships with its covering sell-side analysts, to manage and contribute to the company’s expense reduction efforts, and to develop key members of the finance department.
Adam Derechin. As chief operating officer, Mr. Derechin is responsible for the company’s investment administration and systems departments, including the company’s information technology department. In 2019, he continued to enhance the company’s information systems and processes through increased automation, to help reduce and mitigate the company’s operational risk and cyber risk, and to contribute to the company’s expense reduction efforts.
Jon Cheigh. As chief investment officer and head of global real estate, Mr. Cheigh leads the company’s investment teams and oversees the global real estate team, serving as senior portfolio manager for all global real estate strategies. In 2019, under his leadership, the global real estate team continued to deliver excess investment performance returns. In addition, Mr. Cheigh continued to retain key investment professionals and to execute hiring plans necessary to support the company’s strategic goals.
Based on the company-wide factors described above, the Compensation Committee decided to increase fiscal 2019 total compensation for Messrs. Harvey, Stadler and Derechin by 27.4%, 15.2%, and 9.2%,, respectively. Of Messrs. Harvey’s, Stadler’s, Derechin’s, and Cheigh’s 2019 total compensation, 85.9%, 82.9%, 78.4% and 91.7%, respectively, was in the form of annual performance incentives and 68.4%, 42.6%, 43.9% and 38.6% was deferred and paid in restricted stock units.
The following table summarizes total compensation reviewed and approved by the Compensation Committee attributable to Messrs. Harvey’s, Stadler’s, Derechin’s, and Cheigh’s 2019 performance, including restricted stock units awarded in January 2020 as part of their 2019 annual performance incentives. These total compensation amounts differ from Messrs. Harvey’s, Stadler’s, Derechin’s, and Cheigh’s total 2019 compensation set forth in the Summary Compensation Table, which, among other amounts required to be disclosed by SEC regulations, must include the grant date fair value of restricted stock units in the year actually granted, even if such awards pertain to performance in a prior year. Total compensation attributable to Messrs. Harvey’s, Stadler’s, and Derechin’s performance in 2018 and 2017, respectively, is included below for comparative purposes.

			Annual Performance Incentives
Name	Performance Year	Annual Base Salary ($)	Cash Bonus ($)	Mandatory RSU Deferral ($)	RSU Grants ($)	Total Compensation ($)
Joseph Harvey	2019	600,000	743,750	2,231,250	675,000	4,250,000
	2018	600,000	515,544	1,546,632	675,000	3,337,176
	2017	600,000	573,188	1,719,562	675,000	3,567,750

Matthew Stadler	2019	375,000	886,813	679,437	258,750	2,200,000
	2018	375,000	698,549	578,065	258,750	1,910,364
	2017	375,000	812,420	639,380	258,750	2,085,550

Adam Derechin	2019	375,000	598,538	524,212	237,375	1,735,125
	2018	375,000	503,800	473,200	237,375	1,589,375
	2017	375,000	598,538	524,212	237,375	1,735,125

Jon Cheigh	2019	325,000	2,083,250	1,296,750	220,000	3,925,000

Benefits and Perquisites
The company’s named executive officers are eligible to receive the same benefits and perquisites that are offered to all company employees.

Employee Stock Purchase Plan
The company provides employees with the opportunity to purchase stock in the company through its Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual salary and incentive performance bonus to purchase the company’s common stock, subject to a $25,000 annual Internal Revenue Service maximum. Shares are purchased at a 15% discount from the fair market value of the company’s common stock as determined on the last business day of each quarterly offering period. All named executive officers other than Mr. Steers may participate in the ESPP on the same basis as all other eligible employees.
401(k) Plan
The company offers a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual compensation to the 401(k) plan, subject to the annual Internal Revenue Service maximum. We match 50% of employee pre-tax contributions in order to encourage employee participation, with such matching contributions vesting over a five-year period. Employees may also elect to make additional contributions on an after-tax basis. All named executive officers may participate in the 401(k) plan on the same basis as all other eligible employees.
Pension Benefits
Other than our broad-based 401(k) plan, we do not sponsor any pension plans.
Prohibition against Hedging Transactions
Pursuant to our policies and procedures for transacting in company securities, all directors and employees, including our named executive officers, are prohibited from engaging in any transaction intended to hedge or minimize losses in the company’s securities, including engaging in transactions in puts, calls, or other derivatives of the company’s securities or short-selling the company’s securities or “selling against the box” (i.e., failing to deliver sold securities).
Forfeiture/Clawback
At the discretion of the Compensation Committee, awards made under the company’s Amended and Restated Annual Incentive Plan and Amended and Restated Stock Incentive Plan may be subject to reduction, cancellation, forfeiture, or recovery upon the occurrence of certain specified events, in addition to any other applicable vesting or performance conditions of an award. Such events may include, but are not limited to: termination of employment for cause; termination of an executive’s provision of services to the company; breach of noncompetition, confidentiality, or other restrictive covenants that may apply to an executive; or restatement of the company’s financial statements to reflect adverse results from previously released financial statements as a consequence of errors, omissions, fraud, or misconduct.
Stock Ownership Guidelines
We believe that our executive officers should own a meaningful amount of our stock to further align their interests with the interests of our shareholders. However, we do not believe that it is necessary to adopt formal stock ownership guidelines that require our executive officers and directors to own a specified amount of our stock because our executive officers and directors collectively continue to own a meaningful percentage of our common stock.
Termination and Change in Control Arrangements
Under the terms of the restricted stock unit award agreements between the company and each named executive officer, upon a change in control (as defined below), all unvested restricted stock units held by a named executive officer will immediately vest in full if such executive’s employment is terminated by the company without cause (as defined below) or by the executive for good reason (as defined below) within the two-year period following a change in control. This “double trigger” provision is designed to ensure that our named executive officers are able to make objective business decisions that are in the best interests of our shareholders in connection with a potential change in control. For additional information on the accelerated vesting of restricted stock units upon a change in control of the company, see “Accelerated vesting of restricted stock units” below.
In addition, pursuant to the terms of his employment agreement, Mr. Steers is entitled to certain payments and benefits upon the occurrence of certain specified events, including termination of employment with or without cause. The terms of his employment agreement are described below under “Employment Agreement with Robert Steers.” The terms of

Mr. Steers’ employment agreement were determined through arms-length negotiations at the time of the company’s initial public offering in 2004. As part of these negotiations, the company analyzed the terms of similar arrangements for executives employed by comparable companies in determining the amounts payable and the triggering events upon termination of employment or a change in control.
An estimate of the compensation that would have been payable to our named executive officers upon a change in control or termination of employment, as if such termination event occurred on December 31, 2019, is described below under “Potential Payments upon Termination or Change in Control.”
Tax Treatment of Executive Compensation
As a result of amendments to Section 162(m), the “performance-based compensation” exception to the $1,000,000 deductibility limitation under Section 162(m) is no longer available for compensation paid with respect to fiscal 2018 and future years, unless paid pursuant to a pre-November 2, 2017 “grandfathered” arrangement. In general, in the case of compensation paid with respect to fiscal years prior to 2018 (or pursuant to certain pre-November 2, 2017 “grandfathered” arrangements), Section 162(m) denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to its named executive officers (excluding the chief financial officer, in the case of fiscal years prior to 2018), unless such compensation qualifies as “performance-based compensation.”
While our bonus and equity compensation plans were designed to qualify for the “performance-based compensation” exception, in light of the amendments to Section 162(m), we anticipate that a portion of the compensation paid to our named executive officers for fiscal 2019 and future years will not be fully tax deductible.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, as incorporated by reference to this proxy statement.
In accordance with SEC rules, the Report of the Compensation Committee shall not be incorporated by reference into any of the company’s future filings made under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

COMPENSATION COMMITTEE MEMBERS
Edmond D. Villani (chairman)
Reena Aggarwal
Frank T. Connor
Peter L. Rhein
Richard P. Simon
Dasha Smith

Summary Compensation Table
The following table sets forth information about the total compensation paid to the company’s named executive officers in 2019, 2018, and 2017, if applicable.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Robert Steers CEO	2019	750,000	836,250	2,355,582				567,638(4)	4,509,470
	2018	750,000	650,207	2,613,888	—	—	—	531,901(5)	4,545,996
	2017	750,000	736,313	2,426,212	—	—	—	326,495(6)	4,239,020

Joseph Harvey President	2019	600,000	743,750	2,221,583				537,323(4)	4,102,656
	2018	600,000	515,544	2,394,516	—	—	—	502,696(5)	4,012,756
	2017	600,000	573,188	2,231,228	—	—	—	305,847(6)	3,710,263

Matthew Stadler CFO	2019	375,000	886,813	836,748				210,686(4)	2,309,247
	2018	375,000	698,549	898,112	—	—	—	203,183(5)	2,174,844
	2017	375,000	812,420	848,043	—	—	—	133,816(6)	2,169,279

Adam Derechin COO	2019	375,000	598,538	710,534				180,806(4)	1,864,878
	2018	375,000	503,800	761,521	—	—	—	175,522(5)	1,815,843
	2017	375,000	598,538	723,900	—	—	—	117,489(6)	1,814,927

Jon Cheigh CIO	2019	325,000	2,083,250	1,357,212	—	—	—	227,815(4)	3,993,277
______________________________

(1)	The amounts in this column reflect the cash portion of the annual performance incentives performance earned by each named executive officer for the listed fiscal years.

(2)
The amounts in this column reflect the aggregate grant date fair value of restricted stock units awarded in fiscal 2019, 2018, and 2017 and earned for performance years 2018, 2017, and 2016, respectively, as computed in accordance with ASC Topic 718. The grant date fair value was determined using the average of the high and low price of the company’s common stock on the grant date.

(3)	The named executive officers did not receive perquisites or other personal benefits that were not otherwise offered to all company employees.

(4)
Includes a matching contribution in the company’s 401(k) plan of $12,500 for each of Messrs. Steers, Harvey, Stadler, and Derechin, respectively; and $9,500 for Mr. Cheigh. Also includes $555,138, $524,823, $198,186, $168,306, and $218,315 in dividend equivalent restricted stock units accrued in 2019 on unvested restricted stock units held by Messrs. Steers, Harvey, Stadler, Derechin, and Cheigh, respectively.

(5)
Includes a matching contribution in the company’s 401(k) plan of $12,250 for each of Messrs. Steers, Harvey, Stadler, and Derechin. Also includes $519,651, $490,446, $190,933, and $163,272 in dividend equivalent restricted stock units accrued in 2018 on unvested restricted stock units held by Messrs. Steers, Harvey, Stadler, and Derechin, respectively.

(6)
Includes a matching contribution in the company’s 401(k) plan of $12,000 for each of Messrs. Steers, Harvey, Stadler, and Derechin. Also includes $314,495, $293,847, $121,816, and $105,489 in dividend equivalent restricted stock units accrued in 2017 on unvested restricted stock units held by Messrs. Steers, Harvey, Stadler, and Derechin, respectively.

2019 Grants of Plan-Based Awards
The following table sets forth the actual number of unvested restricted stock units granted in 2019 for performance year 2018 to the company’s named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Robert Steers	1/31/19	12/20/18	—	—	—	—	—	—	62,933(2)	—	—	2,355,582

Joseph Harvey	1/31/19	12/20/18	—	—	—	—	—	—	59,353(3)	—	—	2,221,588

Matthew Stadler	1/31/19	12/20/18	—	—	—	—	—	—	22,355(4)	—	—	836,748

Adam Derechin	1/31/19	12/20/18	—	—	—	—	—	—	18,983(5)	—	—	710,534

Jon Cheigh	1/31/19	12/20/18	—	—	—	—	—	—	36,260(6)	—	—	1,357,212
______________________________

(1)
Restricted stock unit awards, including those restricted stock units awarded under the company’s Mandatory Stock Bonus Program, are generally granted in the year following the performance year in which they were earned. Accordingly, the restricted stock units earned for the 2019 performance year were actually granted in January 2020 and, therefore, are not included in this table. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

The Compensation Committee approved equity awards for the 2018 performance year at its meeting on December 20, 2018, with the awards being granted on January 31, 2019. The average of the high and low price of the company’s common stock on January 31, 2019 was used to determine the number of restricted stock units granted.

(2)
Includes 52,113 restricted stock units from the mandatory deferral of a portion of the executive’s 2018 annual performance incentives and an additional 10,820 restricted stock units that vest ratably on the last business day of January 2020, 2021, 2022, and 2023. Any dividends paid by the company on its common stock are accrued in additional restricted stock units, which vest on the last business day of January 2023.

(3)
Includes 41,320 restricted stock units from the mandatory deferral of a portion of the executive’s 2018 annual performance incentives and an additional 18,033 restricted stock units that vest ratably on the last business day of January 2020, 2021, 2022, and 2023. Any dividends paid by the company on its common stock are accrued in additional restricted stock units, which vest on the last business day of January 2023.

(4)
Includes 15,443 restricted stock units from the mandatory deferral of a portion of the executive’s 2018 annual performance incentives and an additional 6,912 restricted stock units that vest ratably on the last business day of January 2020, 2021, 2022, and 2023. Any dividends paid by the company on its common stock are accrued in additional restricted stock units, which vest on the last business day of January 2023.

(5)
Includes 12,642 restricted stock units from the mandatory deferral of a portion of the executive’s 2018 annual performance incentives and an additional 6,341 restricted stock units that vest ratably on the last business day of January 2020, 2021, 2022, and 2023. Any dividends paid by the company on its common stock are accrued in additional restricted stock units, which vest on the last business day of January 2023.

(6)
Includes 30,436 restricted stock units from the mandatory deferral of a portion of the executive’s 2018 annual performance incentives and an additional 5,824 restricted stock units that vest ratably on the last business day of January 2020, 2021, 2022, and 2023. Any dividends paid by the company on its common stock are accrued in additional restricted stock units, which vest on the last business day of January 2023.

2019 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about unvested restricted stock units held by the company’s named executive officers as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Steers	—	—	—	—	—	194,253(2)	12,191,318	—	—
Joseph Harvey	—	—	—	—	—	184,396(3)	11,572,693	—	—
Matthew Stadler	—	—	—	—	—	69,977(4)	4,391,757	—	—
Adam Derechin	—	—	—	—	—	59,501(5)	3,734,283	—	—
Jon Cheigh	—	—	—	—	—	96,690(6)	6,068,264	—	—
______________________________

(1)	Based on the closing price of $62.76 of the company’s common stock on December 31, 2019.

(2)
Includes 15,816 restricted stock units granted on January 29, 2016 that vested on the last business day of January 2020; 35,071 restricted stock units granted on January 31, 2017 that vest ratably on the last business day of each of January 2020 and 2021; 47,909 restricted stock units granted on January 31, 2018 that vest ratably on the last business day of each of January 2020, 2021, and 2022; and 62,933 restricted stock units granted on January 31, 2019 that vest ratably on the last business day of each of January 2020, 2021, 2022, and 2023. Also includes 32,524 unvested dividend equivalent restricted stock units.

(3)
Includes 17,344 restricted stock units granted on January 29, 2016 that vested ratably on the last business day of January 2020; 32,253 restricted stock units granted on January 31, 2017 that vest ratably on the last business day of each of January 2020 and 2021; 43,889 restricted stock units granted on January 31, 2018 that vest ratably on the last business day of each of January 2020, 2021, and 2022; and 59,353 restricted stock units granted on January 31, 2019 that vest ratably on the last business day of each of January 2020, 2021, 2022, and 2023. Also includes 31,557 unvested dividend equivalent restricted stock units.

(4)
Includes 6,848 restricted stock units granted on January 29, 2016 that vested on the last business day of January 2020; 12,259 restricted stock units granted on January 31, 2017 that vest ratably on the last business day of each of January 2020, and 2021; 16,462 restricted stock units granted on January 31, 2018 that vest ratably on the last business day of each of January 2020, 2021, and 2022; and 22,355 restricted stock units granted on January 31, 2019 that vest ratably on the last business day of each of January 2020, 2021, 2022, and 2023. Also includes 12,053 unvested dividend equivalent restricted stock units.

(5)
Includes 5,840 restricted stock units granted on January 29, 2016 that vested on the last business day of January 2020; 10,464 restricted stock units granted on January 31, 2017 that vest ratably on the last business day of each of January 2020 and 2021; 13,958 restricted stock units granted on January 31, 2018 that vest ratably on the last business day of each of January 2020, 2021, and 2022; and 18,983 restricted stock units granted on January 31, 2019 that vest ratably on the last business day of each of January 2020, 2021, 2022, and 2023. Also includes 10,256 unvested dividend equivalent restricted stock units.

(6)
Includes 7,511 restricted stock units granted on January 29, 2016 that vested on the last business day of January 2020; 14,816 restricted stock units granted on January 31, 2017 that vest ratably on the last business day of each of January 2020 and 2021; 22,847 restricted stock units granted on January 31, 2018 that vest ratably on the last business day of each of January 2020, 2021, and 2022; and 36,260 restricted stock units granted on January 31, 2019 that vest ratably on the last business day of each of January 2020, 2021, 2022, and 2023. Also includes 15,256 unvested dividend equivalent restricted stock units.

2019 Option Exercises and Stock Vested
The following table sets forth certain information about restricted stock units held by the company’s named executive officers that vested in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Steers	—	—	65,163(1)	2,422,109
Joseph Harvey	—	—	60,345(2)	2,243,024
Matthew Stadler	—	—	25,053(3)	931,220
Adam Derechin	—	—	21,724(4)	807,481
Jon Cheigh	—	—	28,261(5)	1,050,462
______________________________

(1)
Includes the vesting of 59,841 restricted stock units on January 31, 2019 that were originally granted on the last business day of each of January 2015, 2016, 2017, and 2018 with a value realized on vesting of $2,224,290; and 5,322 dividend equivalent restricted stock units on January 31, 2019 that accrued on restricted stock units granted on the last business day of January 2015 with a value realized on vesting of $197,819.

(2)
Includes the vesting of 56,236 restricted stock units on January 31, 2019 that were originally granted on the last business day of each of January 2015, 2016, 2017, and 2018 with a value realized on vesting of $2,090,292; and 4,109 dividend equivalent restricted stock units on January 31, 2019 that accrued on restricted stock units granted on the last business day of January 2015 with a value realized on vesting of $152,732.

(3)
Includes the vesting of 22,849 restricted stock units on January 31, 2019 that were originally granted on the last business day of each of January 2015, 2016, 2017, and 2018 with a value realized on vesting of $849,297; and 2,204 dividend equivalent restricted stock units on January 31, 2019 that accrued on restricted stock units granted on the last business day of January 2015 with a value realized on vesting of $81,923.

(4)
Includes the vesting of 19,718 restricted stock units on January 31, 2019 that were originally granted on the last business day of each of January 2015, 2016, 2017, and 2018 with a value realized on vesting of $732,918; and 2,006 dividend equivalent restricted stock units on January 31, 2019 that accrued on restricted stock units granted on the last business day of January 2015 with a value realized on vesting of $74,563.

(5)
Includes the vesting of 26,340 restricted stock units on January 31, 2019 that were originally granted on the last business day of each of January 2015, 2016, 2017, and 2018 with a value realized on vesting of $979,058; 1,921 dividend equivalent restricted stock units on January 31, 2019 that accrued on restricted stock units granted on the last business day of January 2015 with a value realized on vesting of $71,404.

Potential Payments upon Termination or Change in Control
Under the terms of the restricted stock unit award agreements between the company and each named executive officer (and the employment agreement with Mr. Steers), our named executive officers are entitled to certain compensation in the event of a termination of employment or a change in control of the company. The amount of compensation payable to each named executive officer upon the occurrence of certain specified events is set forth below.
Robert Steers. The following table sets forth potential payments upon termination of employment of Robert Steers, our chief executive officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death of Executive ($)	Disability of Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000	—	—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000	1,000,000	1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	12,191,318(4)	12,191,318(4)	12,191,318(4)
Benefits and Perquisites:
Continued Medical Benefits(2)	501,143	501,143	501,143	—	501,143	—	501,143
Excise Tax Gross-Up(3)	—	—	—	—	2,987,129	—	—
Total	4,001,143	501,143	4,001,143	—	20,929,590	13,191,318	13,692,461
 ______________________________

(1)	Assumes executive’s date of termination is December 31, 2019 and is based on the closing price of $62.76 of the company’s common stock on the date of termination.

(2)
The employment agreement with Mr. Steers provides that if his employment terminates for any reason other than by us for cause (as such term is defined in the employment agreement), then Mr. Steers and his spouse and dependents will be entitled to continued coverage under the company’s medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2014 Healthy Male and Female Tables and the company providing health care coverage to Mr. Steers, his spouse, and dependents until his death. Actuarial methods, considerations, and analyses used in making this calculation conform to the appropriate standards of practice and guidelines of the Actuarial Standards Board.

(3)
The employment agreement with Mr. Steers provides that in the event payments under the employment agreement or otherwise result in a parachute excise tax to Mr. Steers, he will be entitled to a gross-up payment equal to the amount of the excise tax as well as the excise tax and income tax on the gross-up payment.

(4)
Includes the value of 27,534 unvested restricted stock units. Also includes the value of 134,195 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 32,524 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Joseph Harvey. The following table sets forth potential payments upon termination of employment of Joseph Harvey, our president.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	11,572,693(2)	11,572,693(2)
______________________________

(1)	Assumes executive’s date of termination is December 31, 2019 and is based on the closing price of $62.76 of the company’s common stock on the date of termination.

(2)
Includes the value of 45,890 unvested restricted stock units. Also includes the value of 106,949 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 31,557 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Matthew Stadler. The following table sets forth potential payments upon termination of employment of Matthew Stadler, our chief financial officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	4,391,757(2)	4,391,757(2)
________________________

(1)	Assumes executive’s date of termination is December 31, 2019 and is based on the closing price of $62.76 of the company’s common stock on the date of termination.

(2)
Includes the value of 17,591 unvested restricted stock units. Also includes the value of 40,333 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 12,053 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Adam Derechin. The following table sets forth potential payments upon termination of employment of Adam Derechin, our chief operating officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	3,734,283(2)	3,734,283(2)
______________________________

(1)	Assumes executive’s date of termination is December 31, 2019 and is based on the closing price of $62.76 of the company’s common stock on the date of termination.

(2)
Includes the value of 16,137 unvested restricted stock units. Also includes the value of 33,108 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 10,256 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Jon Cheigh. The following table sets forth potential payments upon termination of employment of Jon Cheigh, our chief investment officer and head of global real estate.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	6,068,264(2)	6,068,264(2)
______________________________

(1)	Assumes executive’s date of termination is December 31, 2019 and is based on the closing price of $62.76 of the company’s common stock on the date of termination.

(2)
Includes the value of 12,931 unvested restricted stock units. Also includes the value of 68,503 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 15,256 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Assumptions
Below is a description of the assumptions that were used in determining the potential payments set forth above. Unless otherwise noted, the following descriptions are applicable to all of the company’s named executive officers.
Excise tax gross-up. Upon the termination of Mr. Steers’ employment by the company without cause (as such term is defined in his employment agreement) or by Mr. Steers for good reason (as such term is defined in his employment agreement), each within the two- year period following a change in control (as such term is defined in his employment agreement), we have agreed to reimburse Mr. Steers for all excise taxes that are imposed on him under Section 4999 of the Internal Revenue Code and any income, employment, and excise taxes that are payable by him as a result of reimbursements for Section 4999 excise taxes. The Section 4999 gross-up amount set forth in the table above assumes that Mr. Steers is entitled to full reimbursement by the company of (i) any excise taxes that are imposed on him as a result of a change in control; (ii) any income, employment, and excise taxes imposed on him as a result of the company’s reimbursement of the excise tax amount; and (iii) any additional income, employment, and excise taxes that are imposed on him as a result of the company’s reimbursement of any excise, employment, or income taxes. The calculation of the Section 4999 gross-up amount set forth in the table above is based upon a Section 4999 excise tax rate of 20.0%, a 37.0% federal income tax rate, a 1.45% Medicare tax rate, a 0.9% Medicare surcharge, and the applicable state income tax rates. The discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for September 2019 as referenced in Table 1 of Revenue Ruling 2019-20). For purposes of the Section 4999 calculation, we assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Steers executing a non-competition agreement.
Accelerated vesting of restricted stock units. Under the terms of the restricted stock unit award agreements between the company and each named executive officer, all unvested restricted stock units held by a named executive officer will immediately vest in full if such executive’s employment is terminated (i) by the company without cause or by the executive for good reason, each within the two-year period following a change in control or (ii) at any time due to the executive’s death or disability (as defined below).
A termination is for “cause” if it is for any of the following reasons: (i) the executive’s continued failure to substantially perform the executive’s duties to the company (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the company to the executive of such failure; (ii) the executive’s engagement in conduct inimical to the company’s interests, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of the executive’s employment; (iii) the executive’s commission of, or plea of guilty or nolo contendere, to (A) a felony or (B) a crime other than a felony that involves a breach of trust or fiduciary duty owed to the company or an affiliate of the company; (iv) the executive’s disclosure of the company’s or its affiliates’ trade secrets or confidential information; or (v) the executive’s breach of any agreement with the company or an affiliate of the company, including, without limitation, any agreement with respect to confidentiality, non-disclosure, non-competition, or otherwise.
A termination is for “good reason” if it is for any of the following reasons: (i) the failure by the company or one of its affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (ii) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that the events described in clauses (i) or (ii) of this sentence will constitute “good reason” only if the company or its affiliates fail to cure such event within 30 days following receipt from the executive of written notice of the event that constitutes good reason; provided, further, that “good reason” will cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given the company written notice thereof prior to such date.
A “change in control” means the occurrence of any of the following events: (i) the complete liquidation of the company or the sale or disposition, in one or a series of related transactions, of all or substantially all of the company’s assets to any “person” or “group” other than certain permitted holders; (ii) any person or group, other than the permitted holders, is or becomes the beneficial owner of the company’s securities representing both (A) 20% or more of the combined voting power of the then-outstanding securities of the company and (B) more of the combined voting power of the then-outstanding securities of the company than Mr. Cohen and Mr. Steers in the aggregate; (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board cease for any reason to constitute a majority of the board then in office; or (iv) the consummation of any transaction or series of transactions resulting in a merger, consolidation, or amalgamation, in which the company is involved, other than a merger, consolidation, or amalgamation that would result in the company’s shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the company’s voting securities or such surviving entity outstanding immediately after such merger, consolidation, or amalgamation.
“Disability” means the inability of the employee to perform in all material respects such employee’s duties and responsibilities to the company by reason of a physical or mental disability or infirmity, which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Compensation Committee may reasonably determine in good faith. The disability determination will be made in the sole discretion of the Compensation Committee.
Employment Agreement with Robert Steers
The company has entered into an employment agreement with Mr. Steers. The employment agreement, as amended, sets forth the terms of Mr. Steers’ employment with the company. The employment agreement provided for an initial three-year employment term, which term automatically extends for additional one-year periods unless either party gives the other party 60 days’ prior written notice of such party’s intention not to extend the employment term.
The employment agreement provided for an initial annual base salary of $500,000 or such other amount that may be determined in the sole discretion of the Board (which amount was adjusted to $750,000 effective January 1, 2008), and an annual incentive performance bonus as approved in the discretion of the Compensation Committee.
During the term, Mr. Steers is entitled to:

•	employee benefits that are no less favorable than those employee benefits provided to him before the company’s initial public offering; and

•	participate in all of the company’s employee benefits programs that he is eligible to participate in on a basis that is no less favorable than is provided to the company’s other executives.
Termination of employment
Death or disability. Pursuant to the employment agreement, if Mr. Steers’ employment terminates prior to the expiration of the term due to his death or disability (as such term is defined in the employment agreement), then he is entitled to the following “Accrued Rights”:

•	any accrued, but unpaid, base salary through the date of termination;

•	any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year;

•	reimbursement of any unreimbursed business expenses properly incurred prior to the date of termination; and

•	such employee benefits, if any, as to which Mr. Steers may be entitled under any employee benefit plan of the company and its affiliates.
In addition to the Accrued Rights, Mr. Steers is also entitled to receive a lump sum payment equal to $1,000,000 (the “target annual incentive performance bonus”), payable when the annual incentive performance bonus would have otherwise been payable had his employment not terminated.
Without cause or resignation for good reason. Under the employment agreement, if Mr. Steers’ employment is terminated prior to the expiration of the term by the company without cause (as such term is defined in the employment agreement) or by Mr. Steers for good reason (as such term is defined in the employment agreement), or if the company elects not to extend the term of the employment agreement (each, a “qualifying termination”), then Mr. Steers is entitled to receive, subject to his compliance with certain restrictive covenants:

•
a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control) the sum of Mr. Steers’ annual base salary and target annual incentive performance bonus for the fiscal year in which termination occurs. Any termination by the company without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control. Any amounts paid by the company pursuant to this clause will be reduced by the present value of any other cash severance or termination benefits payable to Mr. Steers under any other plan, programs, or arrangements of the company and its affiliates; and

•	the Accrued Rights.
For cause or resignation without good reason. Pursuant to the employment agreement, if Mr. Steers’ employment is terminated prior to the expiration of the term by the company for cause or by Mr. Steers without good reason, then Mr. Steers is entitled to receive only the Accrued Rights.
The employment agreement generally provides that, if Mr. Steers’ employment terminates for any reason other than by the company for cause, Mr. Steers and his spouse and dependents are entitled to continued coverage under the company’s medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by him of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, the employment agreement with Mr. Steers provides that in the event payments under the employment agreement or otherwise result in a parachute excise tax to Mr. Steers, he will be entitled to a gross-up payment equal to the amount of the excise tax as well as the excise tax and income tax on the gross-up payment.
The employment agreement also provides that upon termination of Mr. Steers’ employment for any reason, Mr. Steers generally retains the right to use his name in connection with future business ventures.
Restrictive covenants
Non-competition and non-solicitation. Under the employment agreement, if Mr. Steers’ employment is terminated by the company for cause or by him without good reason or if Mr. Steers elects not to extend the term of the employment agreement, for one (1) year following such termination of employment, Mr. Steers is generally prohibited from:

•	initiating contact with, or seeking to provide investment advisory services to, certain persons to whom the company or any of its affiliates render such services;

•	soliciting or seeking to induce or actually inducing certain company employees or employees of its affiliates to discontinue such employment or hiring or employing such employees;

•
directly or indirectly engaging in any business that competes with the company’s business or the business of its affiliates within the United States or any other country in which the company or its affiliates are conducting business at the time of determination;

•	acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

•	interfering with, or attempting to interfere with, business relationships between the company or any of its affiliates and its and their customers, clients, suppliers, partners, members, or investors.
Confidentiality, intellectual property, and non-disclosure. Mr. Steers is subject to customary confidentiality, intellectual property, and non-disclosure provisions, including provisions that, in general, prohibit him from disclosing, retaining, or using for his or any other person’s benefit confidential or proprietary information of the company and provisions that, in general, require him to assign, transfer, and convey to the company all rights to, including intellectual property rights, any works of authorship, inventions, intellectual property, materials, documents, or other work product created by him during his employment with the company.
If Mr. Steers breaches any of the restrictive covenants, in addition to any remedies available at law, the company is entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available.
General provisions
In the event of a dispute between the company and Mr. Steers arising under or related to his employment agreement, we have agreed to pay any legal fees and expenses reasonably incurred by him in connection with such dispute if he prevails in substantially all material respects on the issues presented for resolution.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of the company’s principal executive officer to the median of the annual total compensation of all our employees (other than the company’s principal executive officer) (“CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u).
As of December 31, 2019, we had 327 full-time employees (excluding our principal executive officer). We identified our median employee using the company’s global employee population as of December 31, 2019. To identify the company’s median employee, we used annual base salary and bonuses earned in fiscal 2019. We believe this consistently applied compensation measure reasonably reflects annual compensation across the company’s employee base. After identifying the company’s median employee, we calculated the median employee’s and the principal executive officer’s annual total compensation in accordance with the requirements of the Summary Compensation Table. For fiscal 2019, our median employee’s annual total compensation was $197,950, and the annual total compensation of Mr. Steers, the company’s principal executive officer, was $4,509,470. Accordingly, our CEO Pay Ratio for fiscal 2019 was approximately 22.8:1.

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2019, relating to the company’s equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of the company’s common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved by Shareholders
Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan	2,230,761	(1)	3,307,562(2)
Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan	N/A	N/A	169,344(3)
Total Approved by Shareholders	2,230,761	(1)	3,476,906
Not Approved by Shareholders
None	—	—	—
______________________________

(1)	As of December 31, 2019, all the awards granted under the company’s Amended and Restated Stock Incentive Plan were restricted stock units, which do not have an exercise price.

(2)
Consists of shares of the company’s common stock issuable under the Amended and Restated Stock Incentive Plan pursuant to various awards the Compensation Committee may make, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards.

(3)
430,656 shares of the company’s common stock have been issued under the ESPP pursuant to which employees may purchase shares of the company’s common stock at a 15% discount from the fair market value of the company’s common stock on the last business day of each quarterly offering period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Approval or Ratification of Related Party Transactions
The company has adopted a written policy pursuant to which all employees, directors, and certain other related parties (as defined in Item 404(a) of Regulation S-K) who have a direct or indirect interest in a transaction or agreement in which the company is a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by the company, but excluding routine employee/employer transactions such as compensation or participation in any of the company’s benefits plans) must promptly disclose the facts and circumstances of that transaction or agreement to the company’s general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, will then determine whether the transaction may be consummated or permitted to continue.
If such transaction or agreement constitutes a “related party transaction” as defined in Item 404(a), then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee who are interested parties in any related party transaction must recuse themselves from any such vote. For purposes thereof, a “related party transaction” is any transaction (i) that is reportable by the company under Item 404(a), (ii) in which the company was or will be a participant, (iii) in which the amount involved exceeds $120,000, and (iv) in which any related party had or will have a direct or indirect material interest.
Transactions or other arrangements between the company and its clients, including registered investment companies for which the company serves as investment adviser, do not need to be approved or ratified. In addition, investment management or other financial services (such as those involving investments in the company’s funds, investment vehicles, or separate accounts) provided either by or to the company and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee, or director) need not be approved or ratified so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.
Company-sponsored Funds
Mr. Steers, our chief executive officer, serves as chairman of each of the company’s U.S. registered open-end and closed-end funds. Mr. Harvey, our president, serves as a vice president and director of each of the company’s U.S. registered open-end and closed-end funds. Mr. Derechin, our chief operating officer, serves as chief executive officer and president of each of the company’s U.S. registered open-end and closed-end funds. Messrs. Steers, Harvey, and Derechin do not receive additional compensation from any of the company-sponsored open-end and closed-end funds for their services. Some members of the Board and the company’s executive officers are investors in certain funds the company manages.
Registration Rights Agreement
In connection with the company’s initial public offering in 2004, Mr. Cohen and Mr. Steers and certain trust entities controlled by certain of their respective family members entered into a registration rights agreement with the company pursuant to which the company is required to register under the Securities Act shares of the company’s common stock (and other securities convertible into or exchangeable or exercisable for shares of the company’s common stock) held by them under certain circumstances. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable the rights holders to resell the registrable securities owned by them.
The registration rights agreement provides, among other things, that the company will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by the company in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration (i) if registration would require an audit of us other than the regular audit of the company conducted at fiscal year-end, (ii) if another registration statement that was not effected on Form S-3 has been declared effective under the Securities Act within 180 days, or (iii) for a period of 90 days, if the Board determines that it is in the company’s best interests to do so. The ability of the rights holders to exercise their “piggyback” registration rights is subject to the company’s right to reduce on a pro-rata basis among all requesting holders the number of requested shares of common stock to be registered if, in the opinion of the managing underwriter, the total number of shares to be registered exceeds the number that may be sold without having an adverse effect on the price, timing, or distribution of the offering of the shares.

ITEM TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At its meeting on February 20, 2020, the Audit Committee appointed Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accounting Fees and Services
Aggregate fees for professional services provided by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2019 and 2018 are set forth below.

	2019	2018
Audit Fees(1)	$925,000	$937,000
Audit Related Fees(2)	232,021	237,841
Tax Fees(3)	33,000	39,000
All Other Fees(4)	3,000	3,000
Total	$1,193,021	$1,216,841
_________________________________________
(1) Fees for audit services consisted primarily of:

•	Audit of the company’s annual consolidated financial statements.

•	Audit of the company’s internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of the company’s quarterly condensed consolidated financial statements.

•	Audits of the company’s regulated subsidiaries.

•	Consultation on accounting and financial reporting standards arising during the course of the audits or reviews.

•	Review of the company’s Form 10-K and interim Forms 10-Q.

•	Required procedures related to SEC filings.

•	Attendance at Audit Committee meetings at which matters relating to the audits or reviews were discussed.

•	Review of short form registration statements, if any.
(2) Fees for services related to (i) the examination of the company’s investment management and administrative services for institutional accounts and (ii) other reports filed with local regulatory authorities.
(3) Fees for services related to various consultations regarding tax matters.
(4) “All Other Fees” consisted of a subscription to an online accounting research tool offered by Deloitte &
Touche LLP to its clients.
Audit Committee Pre-Approval Policy
In accordance with the Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and permissible non-audit services performed by Deloitte & Touche LLP during fiscal 2019 and fiscal 2018 were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP did not impair Deloitte’s independence in the conduct of its auditing functions.
Pre-approval of audit and permissible non-audit services includes pre-approval of the fees for such services (even though pre-approval of fees is not specifically required by SEC rules) and the other terms of the engagement. At its first quarterly meeting of each fiscal year, and periodically as necessary, the Audit Committee reviews and pre-approves audit, audit-related, tax, and all other services that the company expects to be performed by its independent registered public accounting firm for such fiscal year. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
The Audit Committee has authorized its chairman to pre-approve any services that are not pre-approved at the Audit Committee’s first quarterly meeting of the fiscal year. The Audit Committee must ratify any such pre-approvals at its next scheduled quarterly meeting. However, if fees for any one service exceed $50,000 or if fees for multiple services exceed $100,000 in the aggregate during any quarter, pre-approval by the chairman of the additional services is required to be communicated to the Audit Committee prior to its next scheduled quarterly meeting.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the current fiscal year ending December 31, 2020.
Ratification by the company’s shareholders of the appointment of the independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the company’s shareholders. If the appointment of Deloitte & Touche LLP is not approved at the Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

REPORT OF THE AUDIT COMMITTEE
The Board has appointed an Audit Committee comprised of six directors, each of whom is independent under the NYSE listing standards. The Board has determined that each of Messrs. Rhein and Connor, Dr. Aggarwal, and Ms. Smith is an “audit committee financial expert,” as that term is defined in SEC rules.
The Board has adopted a written charter for the Audit Committee. A copy of that charter is available on the company’s website at www.cohenandsteers.com under “Company–Investor Relations–Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the Audit Committee’s responsibility to prepare the company’s financial statements, to plan or conduct audits, or to determine that the company’s financial statements are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Management is responsible for preparing the company’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The company’s independent registered public accounting firm is responsible for auditing the company’s financial statements and expressing an opinion as to whether those audited financial statements fairly present the company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.
The Audit Committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2019 with management and Deloitte & Touche LLP, the company’s independent registered public accounting firm.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates did not impair Deloitte & Touche LLP’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
In accordance with, and to the extent permitted by SEC rules, the information contained in the Report of the Audit Committee shall not be incorporated by reference into any of the company’s future filings made under the Exchange Act or the Securities Act and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

AUDIT COMMITTEE MEMBERS
Peter L. Rhein (chairman)
Reena Aggarwal
Frank T. Connor
Richard P. Simon
Dasha Smith
Edmond D. Villani

ITEM THREE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are including a separate proposal to shareholders, for a non-binding advisory vote, to approve the compensation of the company’s named executive officers as disclosed under “Executive Compensation.” The text of the resolution in respect of Item Three is as follows:
“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in the 2020 proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion set forth in such proxy statement, is hereby APPROVED.”
In considering their vote, shareholders should carefully review the information about the company’s compensation policies and decisions with respect to the named executive officers presented in the Compensation Discussion and Analysis.
In particular, shareholders should take into consideration that the Compensation Committee bases its executive compensation decisions on the following:

•	Compensation should be linked to company, investment, and individual performance;

•	Compensation should be competitive;

•	Compensation decisions focus on total compensation;

•	Compensation decisions reflect our long-term approach to investment, business, and human capital management; and

•	Equity awards, in the form of forfeitable restricted stock units that vest over several years, should constitute a significant percentage of total compensation.
At the company’s 2019 Annual Meeting of Shareholders, 91.07% of the votes cast by the company’s shareholders approved the compensation of its named executive officers as described in the company’s 2019 proxy statement. The Compensation Committee believes this affirms shareholders’ support of the company’s approach to executive compensation.
While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.
Recommendation of the Board
The Board recommends a vote “FOR” the approval of the compensation of the company’s named executive officers.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
Pursuant to the requirements of Rule 14a-8 under the Exchange Act, to be considered for inclusion in the company’s proxy statement and proxy card for the company’s 2021 Annual Meeting of Shareholders, a shareholder proposal must be received by the company at its principal executive offices at 280 Park Avenue, New York, New York 10017 by November 27, 2020. All proposals should be sent to the attention of the company’s corporate secretary.
In addition, the company’s bylaws set forth certain advance notice procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to the company’s corporate secretary. To be considered timely, such notice must be delivered to the company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided that in the event the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, any proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.
The 2019 Annual Report and 2020 Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __

COHEN & STEERS, INC.
PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Brian W. Heller, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 12, 2020 at the 2020 Annual Meeting of Shareholders to be held on May 7, 2020 beginning at 9:00 a.m. local time via live audio webcast at www.virtualshareholdermeeting.com/CNS2020, and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting in accordance with their best judgment.

This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side of this form. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address change/comments:_____________________________________________________________ _____________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET
COHEN & STEERS , INC. 280 PARK AVENUE NEW YORK, NY 10017
Before The Meeting– Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CNS2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:	For	Against	Abstain
1a. Martin Cohen	☐	☐	☐	Nominees (cont.):	For	Against	Abstain
1b. Robert H. Steers	☐	☐	☐	1h. Dasha Smith	☐	☐	☐
1c. Joseph M. Harvey	☐	☐	☐	1i. Edmond D. Villani	☐	☐	☐
1d. Reena Aggarwal	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.
1e. Frank T. Connor	☐	☐	☐	2. Ratification of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal year ending December 31, 2020.	☐	☐	☐
1f. Peter L. Rhein	☐	☐	☐
1g. Richard P. Simon	☐	☐	☐	3. Approval, by non-binding vote, of the compensation of the company’s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here. (see reverse for instructions)			☐

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)	Date